                                [THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This amended pricing supplement relates to Registration Statement Nos. 33-52695 and 333-17913.


                  Amendment No. 1 dated February 5, 1997 to
               Pricing Supplement No. 10 Dated February 4, 1997
                  (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                           PAINE WEBBER GROUP INC.

                              Multiple Currency
             ---------------------------------------------------
                      Medium-Term Senior Notes, Series C
             ---------------------------------------------------
             Due from Nine Months to 30 Years from Date of Issue
                            (FLOATING RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                February 7, 1997

Principal Amount:                   $5,000,000

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Funds Rate
                                    [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                      2 Year Treasury Constant Maturities
                                    (H.15) Telcrate Screen Page 7055

Index Maturity:                     Quarterly

Spread:                             3 Month Libor + 45

Initial Interest Rate:              1 Month Libor + 45 / To Be Determined

Regular Record Dates:               15 calendar days prior to Interest
                                    Payment Dates

Interest Determination Dates:       Second London Business Day Preceding the
                                    Interest Reset Date

Interest Payment Dates:             Same as interest reset dates

Interest Reset Dates:               The third Wednesday of March, June,
                                    September, and December

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    February 9, 2004

Issue Price (As a Percentage        100%
of Principal Amount):

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)